                                                                    EXHIBIT 11.1


                              LARSCOM INCORPORATED
    STATEMENT REGARDING COMPUTATION OF SUPPLEMENTAL NET INCOME PER SHARE (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     NINE MONTHS
                                                        ENDED         YEAR ENDED
                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         1996            1995
                                                    --------------  --------------
Net income........................................  $     4,101     $       2,529
Add: Interest paid net of income taxes............          115                --
                                                        -------           -------
As adjusted.......................................  $     4,216     $       2,529
                                                        -------           -------
                                                        -------           -------
Weighted average shares outstanding:
  Class A Common Stock............................       11,900            11,900
  Additional shares that would be used to pay
    the $25.0 million dividend to Axel Johnson
    (2)...........................................        2,113             2,113
                                                        -------           -------
Shares used to compute supplemental net income per
  share...........................................       14,013            14,013
                                                        -------           -------
                                                        -------           -------
Supplemental net income per share (unaudited).....  $      0.30     $        0.18


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(1) This Exhibit should be read in conjunction with Note 1 of Notes to
    Consolidated Financial Statements.

(2) Calculated using the assumed net proceeds of $11.83 per share of common stock in this Offering.